EXHIBIT 10.1

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                     GS MORTGAGE SECURITIES CORPORATION II,

                                   PURCHASER,

                         GOLDMAN SACHS MORTGAGE COMPANY,

                                     SELLER

                        MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of October 1, 2006

                                 Series 2006-GG8

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            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of October 1, 2006, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (the "Purchaser"), and Goldman Sachs Mortgage Company, a New York limited partnership, as seller (the "Seller").

            Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of October 1, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as seller, Wachovia Bank, National Association, as master servicer (the "Master Servicer"), CWCapital Asset Management LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund (the "Trust Fund"). For purposes of this Agreement, "Mortgage Loans" refers to the mortgage loans listed on Exhibit A and "Mortgaged Properties" refers to the properties securing such Mortgage Loans.

            The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

            SECTION 1 Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser subject to the rights of the other holders of interests in a Companion Loan all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A (the "Mortgage Loan Schedule") including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Note, subject to the rights of the other holders of interest in a Companion Loan, the Seller's interest in the related Mortgage and the other contents of the related Mortgage File, will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to the related Mortgage Loan (other than a Non-Serviced Companion Loan) prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Purchaser will sell the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates") to the underwriters (the "Underwriters") specified in the Underwriting Agreement, dated October 17, 2006 (the "Underwriting Agreement"), between the Purchaser and the Underwriters, and the Purchaser will sell the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates (the "Private Certificates") to the initial purchasers (the "Initial Purchasers" and, collectively with the Underwriters, the "Dealers") specified in the Certificate Purchase Agreement, dated October 17, 2006 (the "Certificate Purchase Agreement"), between the Purchaser and Initial Purchasers.

            The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the purchase price for the Mortgage Loans, the Purchaser shall pay to the Seller or at the Seller's direction $1,447,967,139 (excluding accrued interest and certain post-settlement adjustment for expenses incurred by the Underwriters on behalf of the Depositor). The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

            SECTION 2 Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Note shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

            The transfer of each Mortgage Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of the Mortgage Loans by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

            The transfer of each Mortgage Loan shall be reflected on the Purchaser's balance sheets and other financial statements as the purchase of the Mortgage Loans by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

            SECTION 3 Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Trustee or a Custodian appointed thereby on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such
Section 2.01; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

            (b) The Seller shall deliver to the Master Servicer within 10 business days after the Closing Date, documents and records that (i) relate to the servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and
(iii) are in possession or control of the Seller, together with (x) all unapplied Escrow Payments in the possession or under control of the Seller that relate to the Mortgage Loans and (y) a statement indicating which Escrow Payments are allocable to such Mortgage Loans); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

            SECTION 4 Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

            SECTION 5 Covenants of the Seller. The Seller covenants with the Purchaser as follows:

            (a) except with respect to a Non-Serviced Mortgage Loan, it shall record or cause a third party to record in the appropriate public recording office for real property the assignments of the Mortgage Loans, assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-2 and UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee in connection with the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfilled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefore or cure such defect of cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Trustee (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan).

            (b) it shall take any action reasonably required by the Purchaser, the Trustee or the Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans to the Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Servicer on behalf of the Trustee for the benefit of Certificateholders. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Servicer, the Seller will cooperate with the reasonable requests of the Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents. Notwithstanding the foregoing, this Section 5(b) shall not apply with respect to a Non-Serviced Mortgage Loan;

            (c) The Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CMSA Financial File and the CMSA Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

            (d) if during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Offered Certificates in connection with sales of the Offered Certificates by an Underwriter or a dealer and the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes the Seller Information previously provided to be incorrect or untrue, and which directly results in a material misstatement or omission in the Prospectus Supplement, including Annex A, Annex B or Annex C thereto and the CD-ROM and the Diskette included therewith (collectively, the "Public Offering Documents"), and as a result the Underwriters' legal counsel has determined that it is necessary to amend or supplement the Public Offering Documents in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or to make the Public Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Underwriters, such amendments or supplements to the Public Offering Documents as may be necessary so that the statements in the Public Offering Documents, as so amended or supplemented, will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (c) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated October 17, 2006, among Seller, the Purchaser and the Dealers (the "Indemnification Agreement" and, together with this Agreement, the "Operative Documents")); and

            (e) for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or with respect to any Serviced Companion Loan that is deposited into another securitization, the depositor of such securitization) and the Paying Agent with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next the Seller's name on Exhibit U and Exhibit V of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

            SECTION 6 Representations and Warranties.

            (a) The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

            (i) The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution, delivery and performance under the Operative Documents and has duly executed and delivered this Agreement and the Indemnification Agreement, and has the power and authority to execute, deliver and perform under this Agreement and each other Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of each Operative Document by each party thereto other than the Seller, each Operative Document will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller's organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

            (iv) There is no action, suit, proceeding or investigation pending or, to the Seller's knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

            (v) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in Seller's good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in Seller's good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

            (vii) The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

            (viii) The Mortgage Loans were originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.

            (b) The Purchaser represents and warrants to the Seller as of the Closing Date that:

            (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser's organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser's assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

            (iv) There is no action, suit, proceeding or investigation pending or, to the Purchaser's knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

            (v) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

            (c) The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date or other date set forth in Exhibit B, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C.

            (d) Pursuant to the Pooling and Servicing Agreement, if any party thereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a "Breach"), such party is required to give prompt written notice thereof to the Seller.

            (e) If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property or the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Seller, not later than 90 days from the earlier of the Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach provided the Seller receives notice thereof in a timely manner), cure the same in all material respects (which cure shall include payment of any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account (or, in the case of a Non-Serviced Mortgage Loan or an REO Property that relates to a Non-Serviced Mortgage Loan, to the related REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period,
(ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Seller's receiving such additional 90 day period, the Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. Any such repurchase of a Mortgage Loan shall be on a servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a breach or a document defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

            (f) In connection with any repurchase of a Mortgage Loan pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that, subject to Section 3.26 of the Pooling and Servicing Agreement, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied.

            (g) The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

            (h) Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c). The Seller's obligation to cure any breach or repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller's representations or warranties contained in this Section 6(c); provided, however, that no limitation of remedy is implied with respect to the Seller's breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

            SECTION 7 Review of Mortgage File. The Purchaser shall require the Trustee or the Custodian pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

            SECTION 8 Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the purchase price for the Mortgage Loans as contemplated by Section 1. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

            The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

            (b) The Purchaser shall have received the following additional closing documents:

            (i) copies of the Seller's Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

            (ii) a certificate as of a recent date of the Secretary of State of the State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

            (iii) an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form substantially similar to the opinions set forth in Exhibit E, acceptable to the Underwriters and each Rating Agency; and

            (iv) a letter from counsel of the Seller to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that the Prospectus Supplement as of the date thereof or as of the Closing Date contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

            (c) The Offered Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

            (d) The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

            (e) The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

            SECTION 9 Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree. The parties hereto agree that time is of the essence with respect to this Agreement.

            SECTION 10 Expenses. The Seller will pay its pro rata share (the Seller's pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, the Offering Circular (as defined in the Indemnification Agreement) and any related 8-K Information (as defined in the Underwriting Agreement), including the cost of obtaining any "comfort letters" with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement and Prospectus and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; and (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Purchaser and the Underwriters.

            SECTION 11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

            SECTION 12 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 13 No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 14.

            SECTION 14 Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

            SECTION 15 Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 85 Broad Street, New York, New York 10004, to the attention of Emily Brooks, fax number (212) 346-3594, with a copy to David Stiepleman, fax number (212) 428-3141, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission and confirmed to it at Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, to the attention of Emily Brooks, fax number (212) 346-3594, with a copy to David Stiepleman, Esq., fax number (212) 428-3141 and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

            SECTION 16 Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

            SECTION 17 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            SECTION 18 Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

            SECTION 19 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party's behalf.

            SECTION 20 Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

            SECTION 21 Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

                                   * * * * * *

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORPORATION II



                                       By: /s/ Leo Huang
                                          ------------------------------------
                                          Name:  Leo Huang
                                          Title: CFO


                                       GOLDMAN SACHS MORTGAGE COMPANY



                                       By: Goldman Sachs Real Estate
                                           Funding Corp.,
                                           its General Partner

                                       By: /s/ Leo Huang
                                          ------------------------------------
                                          Name:  Leo Huang
                                          Title: V.P.

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

2006-GG8 Goldman Mortgage Loan Schedule

Control                   Loan        Loan
Number    Footnotes      Number       Group              Property Name                                         Address
-------   ---------   ------------   -------   -------------------------------------   --------------------------------------------
      1               00-1001195     Group 1   One Beacon Street                       One Beacon Street
      5               00-1001194     Group 1   Village of Merrick Park                 358 San Lorenzo Avenue
      7               09-0002400     Group 1   The Alhambra                            1000 South Fremont Avenue
     10               00-1001193     Group 1   Fair Lakes Office Park                  12450, 12500, 12600, 12700, 12701,
                                                                                       12730 & 12750
                                                                                       Fair Lakes Circle & 4300 &
                                                                                       4350 Fair Lakes Court
     17               00-1001196     Group 1   Seattle Trade Center                    2600 and 2601 Elliott Avenue
     25               09-0002398     Group 1   Sherwood Regional Mall                  5308 Pacific Avenue
     31               09-0002203     Group 1   GVR I,II,III                            2475, 2485 & 2495 Village View Drive
     35               09-0002381     Group 2   Copper Beech Townhomes - Missouri       3217 Old Highway 63 South
     36               09-0002291     Group 2   Copper Beech Townhomes - Michigan       10247 48th Avenue
     37               09-0002236     Group 1   Mullins Crossing Shopping Center        4223 Washington Road
     38               09-0002373     Group 1   Paradise Esplanade                      4480 Paradise Road
     39               09-0002403     Group 1   600 Jefferson Avenue                    600 Jefferson Avenue
     40               09-0002411     Group 1   El Dorado Hills Town Center             2101, 2085 & 2023 Vine Street
     46               09-0002235     Group 1   Highridge Crossings                     28102-28194 Newhall Ranch Road
     47               09-0002429     Group 1   Nameoki Commons Shopping Center         3401-3551 Nameoki Road
     48               09-0002416     Group 1   Greenlawn Phase I                       601 Louis Henna Boulevard
     49               09-0002147     Group 1   Brannon Crossing                        150 Langley Drive, 101 Cynthia Drive &
                                                                                       230 East Brannon Road
     51               09-0002413     Group 1   1301 Connecticut Avenue, NW             1301 Connecticut Avenue
     54               09-0002436     Group 1   Lincoln Corners                         2209 West Lincoln Avenue
     55               09-0002412     Group 1   Vista Ridge Marketplace                 2601 Stemmons Freeway
     57               09-0002399     Group 1   Scottsdale Gateway II                   8901 East Mountain View Road
     66               09-0002440     Group 1   Decatur Crossing II                     6420, 6450 and 6480 Cameron Street
     70               09-0002314     Group 1   Palomar Point                           1910, 1920 and 1930 Palomar Point Way
     72               09-0002396     Group 1   Westgate Shopping Center                307, 311, 315, 363 & 369 South Lower
                                                                                       Sacramento Road
     75               09-0002410     Group 1   Pecos Legacy                            2556 Wigwam Parkway
     76               09-0002386     Group 1   Jetport                                 14231, 14241 & 14261 Jetport Loop
     77               09-0002330     Group 1   Village Square Retail Center            5700-5810 East Florence Avenue &
                                                                                       7220 Eastern Avenue
     78               09-0002392     Group 1   Mercado at Scottsdale Ranch             10105, 10135, 10155 East Via Linda
                                                                                       & 10050 E. Mountain View Road
     80               09-0002380     Group 2   Copper Beech Townhomes - Indiana        915 South Basswood Drive
     81               09-0002368     Group 1   Western Area Power Admin. HQ            12155 West Alameda Parkway
     84               09-0002404     Group 1   1000 Secaucus Road                      1000 Secaucus Road
     87               09-0002395     Group 1   Smithsonian Warehouse                   8308 Cinder Bed Road
     88               09-0002432     Group 1   The Grande 16                           3141 Johnston Street
     90               09-0002258     Group 1   Ballantyne Corporate Park Shopping      14015, 14021 & 14027 Conlan Circle
     91               09-0002300     Group 1   Mission Valley Shopping Center          2251 Avent Ferry Road
     92               09-0002365     Group 1   Three Tower Bridge                      2 Ash Street
     95               09-0002375     Group 1   Bedminster Medical Plaza                1 Robertson Drive
     96               09-0002415     Group 1   Govalle                                 2701 East 7th Street
     99               09-0002394     Group 1   McKee Portfolio
  99.01               09-0002394-1   Group 1   McKee Office Buildings                  900, 920 & 940 West Sproul Road
  99.02               09-0002394-2   Group 1   1 Media Place                           1023 East Baltimore Pike
    100               09-0002430     Group 1   Excelsior Drive                         8413 & 8417 Excelsior Drive
    102               09-0002408     Group 1   Crossroads Plaza Shopping Center        47-49 & 75-81 Route 25A
    104               09-0002374     Group 1   LaCrosse Three Rivers Plaza             40 Copeland Avenue
    106               09-0002427     Group 1   333 Cedar Avenue                        333 Cedar Avenue
    108               09-0002437     Group 2   Ventana Palms Apartments                7021 West McDowell Road
    109               09-0002371     Group 2   Phoenix Apartments                      4004 Meadows Drive
    110               09-0002438     Group 1   Thunderbird Plaza                       13600-13640 North 99th Avenue
    111               09-0002270     Group 1   Atlantic Commons Shopping Center        2036 Campostella Road
    113               09-0002421     Group 1   East Windsor Medical Arts Building      300 Princeton Hightstown Road
    114           4   09-0002362     Group 1   Lichtins Office                         3110 Edwards Mill Road
    115               09-0002431     Group 1   AmStar 16                               5996 Zebulon Road
    116               09-0002422     Group 1   Dallas West Village II                  3839 McKinney Avenue
    117               09-0002425     Group 1   Short Pump Village                      11402-11446 West Broad Street
    120               09-0002389     Group 1   Southshore Shops                        12000 Southshore Pointe Drive
    122               09-0002414     Group 1   Jamestown Village Plaza                 2656-2750 Mahoning Avenue
    123               09-0002417     Group 1   Shady Hollow Village I                  9901 Brodie Lane
    124               09-0002406     Group 1   Metcalf Building                        100 South Orange Avenue
    126               09-0002424     Group 1   Monument Marketplace                    15910, 15932 & 15954 Jackson Creek Parkway
    129               09-0002378     Group 1   Ralston Plaza                           12325-12399 West 64th Avenue
                                                                                       & 6410-6490 Ward Road
    131               09-0002418     Group 1   Battlefield Tech Center III             530 Independence Parkway
    132               09-0002385     Group 1   Flowers Plantation                      50 Neuse River Parkway
    133               09-0002435     Group 1   Arroyo Grande Stadium 10                1160 West Branch Street
    135               09-0002397     Group 1   Southampton Shopping Center             111-119 Main Street
    136           4   09-0002382     Group 1   Talmadge Town Center                    4038 Talmadge Road
    138               09-0002183     Group 1   South Jefferson Medical Arts Building   91 South Jefferson Road
    143               09-0002383     Group 1   CVS Pharmacy                            5050 West Baseline Road
    144               09-0002393     Group 1   Park West Office I                      406 Science Drive
    145               09-0002441     Group 1   Glacier View Office Building            1289 Deming Way
    146               09-0002348     Group 1   American Sale Building                  745 North Center Boulevard
    147               09-0002388     Group 1   Cumberland Station                      768 South Jefferson Avenue
    150               09-0002401     Group 1   Village at Lafayette Square             297 North Highway 287
    151               09-0002402     Group 1   Park West Office II                     440 Science Drive
    152               09-0002376     Group 1   Rangeline Plaza                         5300 Halls Mill Road
    156               09-0002384     Group 1   Pyramid V                               4494 North John Young Parkway &
                                                                                       4439 Parkway Commerce Boulevard
    157               09-0002390     Group 1   Crawford's Landing                      115 East Broadway
    159               09-0002428     Group 1   Stonecrest                              2998 Turner Hill Road

                                                                                    Monthly       Gross        Remaining
Control                                                            Cut-Off Date       Debt       Interest       Term To
Number          City                State              Zip Code     Balance ($)    Service ($)   Rate (%)    Maturity (Mos.)
-------   -----------------   --------------------   -----------   ------------   ------------   --------    ---------------
      1   Boston              Massachusetts                02108    210,000,000   1,082,503.82    6.10100%                58
      5   Coral Gables        Florida                      33146    169,677,544   1,001,272.39    5.83500%                58
      7   Alhambra            California                   91803    130,000,000     695,603.82    6.33300%               117
     10   Fairfax             Virginia                     22033    116,550,000   1,360,691.27    6.21800%               118
     17   Seattle             Washington                   98121     75,250,000     377,851.68    5.94300%               119
     25   Stockton            California                   95207     44,952,570     261,180.18    5.70000%               119
     31   Henderson           Nevada                       89074     31,807,658     178,808.10    5.30000%               109
     35   Columbia            Missouri                     65201     24,515,827     150,470.15    6.22000%               120
     36   Allendale           Michigan                     49401     23,780,000     142,267.49    5.98000%               120
     37   Evans               Georgia                      30809     23,500,000     133,430.42    5.50000%               119
     38   Las Vegas           Nevada                       89109     23,500,000     135,056.78    5.61000%               112
     39   Secaucus            New Jersey                   07094     23,000,000     137,453.31    5.97000%               119
     40   El Dorado           California                   95762     22,800,000     133,799.68    5.80000%               120
     46   Santa Clarita       California                   91355     19,150,000     113,218.30    5.87000%               119
     47   Granite City        Illinois                     62040     19,070,000     100,057.91    6.21000%               120
     48   Round Rock          Texas                        78664     18,850,000      97,470.21    6.12000%               120
     49   Nicholasville       Kentucky                     40356     18,237,060     102,848.02    5.42000%               118
     51   Washington          District of Columbia         20036     18,100,000      94,662.58    6.19000%                59
     54   Harlingen           Texas                        78552     17,420,000      88,751.27    6.03000%               120
     55   Lewisville          Texas                        75067     17,200,000     102,349.89    5.93000%               119
     57   Scottsdale          Arizona                      85258     17,000,000      86,324.19    6.01000%               119
     66   Las Vegas           Nevada                       89118     14,000,000      82,949.55    5.89000%               120
     70   Carlsbad            California                   92008     13,100,000      75,535.10    5.64000%               120
     72   Lodi                California                   95242     12,500,000      74,462.31    5.94000%               119
     75   Henderson           Nevada                       89074     12,000,000      73,808.04    6.24000%               118
     76   Fort Myers          Florida                      33913     11,800,000      71,507.39    6.10000%               118
     77   Bell Gardens        California                   90201     11,400,000      67,471.74    5.88000%               120
     78   Scottsdale          Arizona                      85258     11,100,000      55,051.63    5.87000%               118
     80   Bloomington         Indiana                      47403     10,860,140      66,656.00    6.22000%               120
     81   Lakewood            Colorado                     80228     10,750,000      66,119.70    6.24000%               117
     84   Secaucus            New Jersey                   07094     10,000,000      59,955.05    6.00000%               119
     87   Lorton              Virginia                     22079      9,400,000      56,660.28    6.05000%               118
     88   Lafayette           Louisiana                    70503      9,260,000      59,775.57    6.02000%               120
     90   Charlotte           North Carolina               28277      9,100,000      56,712.66    6.36500%               117
     91   Raleigh             North Carolina               27606      8,800,000      53,964.55    5.97000%               120
     92   Conshohocken        Pennsylvania                 19428      8,600,000      53,119.59    6.28000%               116
     95   Bedminster          New Jersey                   07921      8,484,631      51,235.36    6.05000%               118
     96   Austin              Texas                        78702      8,200,000      42,054.42    6.07000%               120
     99                                                               7,900,000      50,610.46    5.94000%               120
  99.01   Springfield         Pennsylvania                 19064
  99.02   Media               Pennsylvania                 19063
    100   Madison             Wisconsin                    53717      7,855,000      47,854.88    6.15000%               120
    102   Rocky Point         New York                     11778      7,600,000      46,399.79    6.17000%               119
    104   LaCrosse            Wisconsin                    54603      7,447,000      45,852.46    6.25000%               118
    106   Middlesex Borough   New Jersey                   08846      7,200,000      42,429.80    5.84000%               120
    108   Phoenix             Arizona                      85035      7,000,000      42,419.64    6.10000%                83
    109   Indianapolis        Indiana                      46205      6,973,364      53,017.59    6.70000%               118
    110   Sun City            Arizona                      85351      6,800,000      40,333.28    5.90000%               120
    111   Chesapeake          Virginia                     23324      6,800,000      39,985.86    5.82000%               117
    113   East Windsor        New Jersey                   08520      6,600,000      39,147.01    5.90000%               120
    114   Raleigh             North Carolina               27612      6,600,000      40,465.79    6.21000%               117
    115   Macon               Georgia                      31210      6,580,000      42,475.51    6.02000%               120
    116   Dallas              Texas                        75204      6,568,000      38,831.22    5.87000%               120
    117   Glen Allen          Virginia                     23060      6,500,000      41,483.16    5.90000%               120
    120   Midlothian          Virginia                     23112      6,000,000      35,818.88    5.96000%               118
    122   Warren              Ohio                         44483      5,780,000      34,098.58    5.85000%               120
    123   Austin              Texas                        78748      5,750,000      29,537.96    6.08000%               120
    124   Orlando             Florida                      32801      5,634,710      34,946.84    6.31000%               119
    126   Monument            Colorado                     80132      5,450,000      33,167.66    6.14000%               120
    129   Arvada              Colorado                     80004      5,400,000      33,459.74    6.31000%               117
    131   Chesapeake          Virginia                     23320      5,200,000      31,511.73    6.10000%               120
    132   Clayton             North Carolina               27527      5,150,000      31,242.01    6.11000%               118
    133   Arroyo Grande       California                   93420      5,100,000      32,921.75    6.02000%               120
    135   Southampton         New York                     11968      5,000,000      24,882.52    5.89000%               119
    136   Toledo              Ohio                         43623      4,800,000      29,087.75    6.10000%               118
    138   Hanover             New Jersey                   07981      4,540,000      27,747.20    6.18000%               118
    143   Phoenix             Arizona                      85339      4,390,000      27,087.12    6.27000%               118
    144   Madison             Wisconsin                    53711      4,250,000      25,837.19    6.13000%               119
    145   Madison             Wisconsin                    53717      4,070,000      24,454.07    6.02000%               120
    146   Romeoville          Illinois                     60446      4,044,147      26,069.46    5.99000%               119
    147   Cookeville          Tennessee                    38501      3,930,000      23,968.12    6.16000%               119
    150   Lafayette           Colorado                     80026      3,700,000      22,135.82    5.98000%               119
    151   Madison             Wisconsin                    53711      3,196,820      19,206.20    6.01000%               119
    152   Mobile              Alabama                      36619      2,548,000      15,506.64    6.14000%               117
    156   Orlando             Florida                      32808      2,295,971      14,071.86    6.19000%               118
    157   Monona              Wisconsin                    53716      2,100,000      12,821.00    6.17000%               118
    159   Lithonia            Georgia                      30038      1,672,000      10,392.86    6.34000%               120



                              Remaining        Interest
Control                   Amortization Term    Accrual     Subservicing    Servicing      Administrative     Ground      Mortgage
Number    Maturity Date        (Mos.)           Method     Fee Rate (%)   Fee Rate (%)     Fee Rate (%)     Lease Y/N   Loan Seller
-------   -------------   -----------------   ----------   ------------   ------------    --------------    ---------   -----------
      1   8/6/2011                        0   Actual/360                       0.02000%          0.02049%   No          GSMC
      5   8/6/2011                      358   Actual/360                       0.02000%          0.02049%   Yes         GSMC
      7   7/6/2016                        0   Actual/360        0.01500%       0.02000%          0.03549%   No          GSMC
     10   8/1/2016                        0   Actual/360                       0.02000%          0.02049%   No          GSMC
     17   9/6/2016                        0   Actual/360                       0.02000%          0.02049%   No          GSMC
     25   9/6/2016                      359   Actual/360                       0.02000%          0.02049%   No          GSMC
     31   11/6/2015                     349   Actual/360                       0.02000%          0.02049%   No          GSMC
     35   10/1/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
     36   10/1/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
     37   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     38   2/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     39   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     40   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
     46   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     47   10/1/2016                       0   Actual/360                       0.02000%          0.02049%   No          GSMC
     48   10/6/2016                       0   Actual/360        0.04000%       0.02000%          0.06049%   No          GSMC
     49   8/6/2016                      358   Actual/360                       0.02000%          0.02049%   No          GSMC
     51   9/6/2011                        0   Actual/360                       0.02000%          0.02049%   No          GSMC
     54   10/6/2016                       0   Actual/360                       0.02000%          0.02049%   No          GSMC
     55   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     57   9/6/2016                        0   Actual/360                       0.02000%          0.02049%   No          GSMC
     66   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
     70   10/1/2016                     360   Actual/360        0.05000%       0.01000%          0.06049%   No          GSMC
     72   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     75   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     76   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     77   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   Yes         GSMC
     78   8/6/2016                        0   Actual/360        0.05000%       0.02000%          0.07049%   No          GSMC
     80   10/1/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
     81   7/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     84   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     87   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     88   10/6/2016                     300   Actual/360                       0.02000%          0.02049%   Yes         GSMC
     90   7/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     91   10/6/2016                     336   Actual/360                       0.02000%          0.02049%   Yes         GSMC
     92   6/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
     95   8/6/2016                      358   Actual/360                       0.02000%          0.02049%   No          GSMC
     96   10/6/2016                       0   Actual/360        0.04000%       0.02000%          0.06049%   No          GSMC
     99   10/6/2016                     300   Actual/360                       0.02000%          0.02049%   No          GSMC
  99.01                                                                                                     No
  99.02                                                                                                     No
    100   10/6/2016                     360   Actual/360        0.05000%       0.02000%          0.07049%   No          GSMC
    102   9/6/2016                      360   Actual/360        0.05000%       0.02000%          0.07049%   No          GSMC
    104   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    106   10/1/2016                     360   Actual/360        0.05000%       0.01000%          0.06049%   No          GSMC
    108   9/6/2013                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    109   8/6/2016                      238   Actual/360                       0.02000%          0.02049%   No          GSMC
    110   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
    111   7/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    113   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
    114   7/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    115   10/6/2016                     300   Actual/360                       0.02000%          0.02049%   No          GSMC
    116   10/1/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
    117   10/6/2016                     300   Actual/360                       0.02000%          0.02049%   No          GSMC
    120   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    122   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
    123   10/6/2016                       0   Actual/360        0.04000%       0.02000%          0.06049%   No          GSMC
    124   9/6/2016                      359   Actual/360                       0.02000%          0.02049%   No          GSMC
    126   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
    129   7/6/2016                      360   Actual/360        0.05000%       0.02000%          0.07049%   No          GSMC
    131   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
    132   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    133   10/6/2016                     300   Actual/360                       0.02000%          0.02049%   No          GSMC
    135   9/6/2016                        0   Actual/360                       0.02000%          0.02049%   No          GSMC
    136   8/6/2016                      360   Actual/360        0.05000%       0.02000%          0.07049%   No          GSMC
    138   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    143   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    144   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   Yes         GSMC
    145   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC
    146   9/6/2016                      299   Actual/360                       0.02000%          0.02049%   No          GSMC
    147   9/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    150   9/1/2016                      360   Actual/360        0.08000%       0.01000%          0.09049%   No          GSMC
    151   9/6/2016                      359   Actual/360                       0.02000%          0.02049%   Yes         GSMC
    152   7/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    156   8/6/2016                      358   Actual/360                       0.02000%          0.02049%   No          GSMC
    157   8/6/2016                      360   Actual/360                       0.02000%          0.02049%   No          GSMC
    159   10/6/2016                     360   Actual/360                       0.02000%          0.02049%   No          GSMC

                                                            Crossed With                                       Companion Loan
Control                                                      Other Loans     Companion Loan   Companion Loan        Monthly
Number              Prepayment Provision (1)               (Crossed Group)        Flag        Cut-off Balance       Payment
-------   ----------------------------------------------   ---------------   --------------   ---------------   --------------
      1   Lockout/23_YM/32_0%/4
      5   Lockout/26_Defeasance/27_0%/7
      7   Lockout/27_Defeasance/89_0%/4
     10   Lockout/26_Defeasance/90_0%/4                                      Yes               259,000,000.00       612,311.07
     17   Lockout/25_Defeasance/91_0%/4
     25   Lockout/25_Defeasance/91_0%/4
     31   Lockout/35_Defeasance/81_0%/4
     35   Lockout/24_Defeasance/92_0%/4
     36   Lockout/24_Defeasance/92_0%/4
     37   Lockout/25_Defeasance/91_0%/4
     38   Lockout/32_Defeasance/84_0%/4
     39   Lockout/25_Defeasance/91_0%/4
     40   Lockout/24_Defeasance or
          Greater of YM or 1%/89_0%/7
     46   Lockout/25_Defeasance/91_0%/4
     47   Lockout/24_Defeasance/92_0%/4
     48   Lockout/23_>YM or 1%/90_0%/7
     49   Lockout/26_Defeasance/90_0%/4
     51   Lockout/25_Defeasance/30_0%/5
     54   Lockout/24_Defeasance/92_0%/4
     55   Lockout/25_Defeasance/91_0%/4
     57   Lockout/25_Defeasance/91_0%/4
     66   Lockout/24_Defeasance/92_0%/4
     70   Lockout/24_Defeasance/92_0%/4
     72   Lockout/25_Defeasance/91_0%/4
     75   Lockout/26_Defeasance or
          Greater of YM or 1%/90_0%/4
     76   Lockout/26_Defeasance/90_0%/4
     77   Lockout/24_Defeasance/92_0%/4
     78   Lockout/23_>YM or 1%/90_0%/7
     80   Lockout/24_Defeasance/92_0%/4
     81   Lockout/27_Defeasance/89_0%/4
     84   Lockout/25_Defeasance/91_0%/4
     87   Lockout/26_Defeasance/90_0%/4
     88   Lockout/24_Defeasance/92_0%/4
     90   Lockout/27_Defeasance/89_0%/4
     91   Lockout/24_Defeasance/92_0%/4
     92   Lockout/28_Defeasance/88_0%/4
     95   Lockout/26_Defeasance/90_0%/4
     96   Lockout/23_>YM or 1%/90_0%/7
     99   Lockout/24_Defeasance/92_0%/4                                                                           1,054,570.95
  99.01
  99.02
    100   Lockout/24_Defeasance/92_0%/4
    102   Lockout/25_Defeasance or Greater of
          YM or 1%/91_0%/4
    104   Lockout/26_Defeasance/90_0%/4
    106   Lockout/24_>YM or 1%/92_0%/4
    108   Lockout/25_Defeasance/55_0%/4
    109   Lockout/26_Defeasance/90_0%/4
    110   Lockout/24_Defeasance/92_0%/4
    111   Lockout/27_Defeasance/89_0%/4
    113   Lockout/24_Defeasance/92_0%/4
    114   Lockout/27_Defeasance/89_0%/4
    115   Lockout/24_Defeasance/92_0%/4
    116   Lockout/24_Defeasance/92_0%/4
    117   Lockout/24_Defeasance/92_0%/4
    120   Lockout/26_Defeasance/90_0%/4
    122   Lockout/24_Defeasance/92_0%/4
    123   Lockout/23_>YM or 1%/90_0%/7
    124   Lockout/25_Defeasance/91_0%/4
    126   Lockout/24_Defeasance or Greater
          of YM or 1%/92_0%/4
    129   Lockout/27_Defeasance or Greater
          of YM or 1%/89_0%/4
    131   Lockout/24_Defeasance/92_0%/4
    132   Lockout/26_Defeasance/90_0%/4
    133   Lockout/24_Defeasance/92_0%/4
    135   Lockout/25_Defeasance/91_0%/4                                                         81,885,336.29       517,020.46
    136   Lockout/26_Defeasance/90_0%/4
    138   Lockout/26_Defeasance/90_0%/4
    143   Lockout/26_>YM or 1%/90_0%/4
    144   Lockout/23_Greater of YM or 1%/2_Defeasance
          or Greater of YM or 1%/91_0%/4
    145   Lockout/24_Defeasance/92_0%/4
    146   Lockout/25_Defeasance/91_0%/4
    147   Lockout/25_Defeasance/91_0%/4
    150   Lockout/23_>YM or 1%/93_0%/4
    151   Lockout/23_Greater of YM or 1%/2_Defeasance or
          Greater of YM or 1%/91_0%/4
    152   Lockout/27_Defeasance/89_0%/4
    156   Lockout/26_Defeasance/90_0%/4
    157   Lockout/26_Defeasance/90_0%/4
    159   Lockout/24_Defeasance/92_0%/4


                           Companion Loan     Companion Loan
                              Remaining          Remaining       Companion Loan    Subordinate       Subordinate       Subordinate
Control   Companion Loan       Term To       Amortization Term     Servicing      Companion Loan   Companion Loan    Companion Loan
Number    Interest Rate    Maturity (Mos.)        (Mos.)              Fees             Flag        Cut-off Balance   Monthly Payment
-------   --------------   ---------------   -----------------   --------------   --------------   ---------------   ---------------
      1
      5                                                                           Yes                25,000,000.00        147,245.94
      7
     10          6.21800%              118                   0
     17
     25
     31
     35
     36
     37
     38
     39
     40
     46
     47
     48
     49
     51
     54
     55
     57
     66
     70
     72
     75
     76
     77
     78
     80
     81
     84
     87
     88
     90
     91
     92
     95
     96
     99                                                                 0.01000%
  99.01
  99.02
    100
    102
    104
    106
    108
    109
    110
    111
    113
    114                                                                           Yes                   419,000.00          4,553.24
    115
    116
    117
    120
    122
    123
    124
    126
    129
    131
    132
    133
    135                                                                 0.01000%
    136                                                                           Yes                   300,000.00          3,260.08
    138
    143
    144
    145
    146
    147
    150
    151
    152
    156
    157
    159


                              Subordinate      Subordinate Companion                Subordinate
           Subordinate      Companion Loan        Loan Remaining                   Companion Loan
Control   Companion Loan   Remaining Term To     Amortization Term                   Servicing
 Number   Interest Rate     Maturity (Mos.)           (Mos.)                            Fees
-------   --------------   -----------------   ---------------------   --------------------------------------
      1
      5          5.83500%                 58                     358                                   0.0100%
      7
     10
     17
     25
     31
     35
     36
     37
     38
     39
     40
     46
     47
     48
     49
     51
     54
     55
     57
     66
     70
     72
     75
     76
     77
     78
     80
     81
     84
     87
     88
     90
     91
     92
     95
     96
     99
  99.01
  99.02
    100
    102
    104
    106
    108
    109
    110
    111
    113
    114         12.75000%                117                     360   5bp upon Securitization of Subordinate
                                                                       Companion Loan
    115
    116
    117
    120
    122
    123
    124
    126
    129
    131
    132
    133
    135
    136         12.75000%                118                     360   5bp upon Securitization of Subordinate
                                                                       Companion Loan
    138
    143
    144
    145
    146
    147
    150
    151
    152
    156
    157
    159


1    The Open Period is inclusive of the Maturity Date.
2    Interest rate equals 5.750% through June 5, 2008 and 6.191% thereafter.
3 The 11450 Technology Circle loan is evidenced by two separate pari passu notes, each having the economic terms set forth in this Annex.
4 Upon securitization of the subordinate companion loan, the servicing fee shall be 5bps.

                                    EXHIBIT B

                 MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(2) Legal Compliance - Origination. The origination practices of the Seller have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(3) Good Title; Conveyance. Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement or a pooling and servicing agreement. Upon consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest, other than the rights of a holder of a Companion Loan pursuant to a Co-Lender Agreement or pooling and servicing agreement.

(4) Future Advances. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances thereunder by the mortgagee.

(5) Legal, Valid and Binding Obligation; Assignment of Leases. Each related Mortgage Note, Mortgage, Assignment of Leases (if contained in a document separate from the Mortgage) and other agreement that evidences or secures such Mortgage Loan and was executed in connection with such Mortgage Loan by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except
      (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Assignment of Leases (as set forth in the Mortgage or in a document separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan) establishes and creates a valid and enforceable first priority assignment of, or a valid first priority security interest in, the related Mortgagor's right to receive payments due under all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property, subject to any license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, and subject to the limitations set forth above. The related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

(6)   No Offset or Defense. Subject to the limitations set forth in paragraph
      (5), as of the date of its origination there was, and as of the Cut-off Date there is, no valid right of offset and no valid defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

(7) Assignment of Mortgage and Assignment of Assignment of Leases. Subject to the limitations set forth in paragraph (5), each assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid and binding assignment from the Seller. Any assignment of a Mortgage and assignment of Assignment of Leases are recorded (or have been submitted for recording) in the applicable jurisdiction.

(8) Mortgage Lien. Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (and/or Ground Lease, if applicable), subject to the limitations set forth in paragraph (5) and the following title exceptions (each such title exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in the applicable Title Policy (described in paragraph (12) below) or appearing of record, (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related Mortgaged Property and condominium declarations, (f) if such Mortgage Loan is cross-collateralized and cross-defaulted with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan and (g) if such Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement or pooling and servicing agreement, none of which exceptions described in clauses (a) - (g) above, individually or in the aggregate, materially and adversely interferes with
      (1) the current use of the Mortgaged Property, (2) the security intended to be provided by such Mortgage, (3) the Mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or (4) the value of the Mortgaged Property. The Mortgaged Property is free and clear of any mechanics' or other similar liens or claims which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy. To the Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage, unless such lien is bonded over, escrowed for or covered by insurance.

(9) UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), UCC Financing Statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the limitations set forth in paragraph (5), each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

(10) Taxes and Assessments. All real estate taxes and governmental assessments, or installments thereof, which could be a lien on the related Mortgaged Property and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(11) Condition of Mortgaged Property; No Condemnation. To the Seller's actual knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Cut-off Date, (a) each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and (b) there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(12) Title Insurance. The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (or in the case of a Mortgage Loan secured by multiple Mortgaged Properties an allocable portion thereof) is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the "Title Policy"), insuring the originator of the Mortgage Loan, its successors and assigns, subject only to the Title Exceptions; such originator or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record (or, with respect to a Non-Serviced Trust Loan, the holder of the Mortgage); such policy, if issued, is in full force and effect and all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no actual knowledge of any matter, which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required. The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.

(13) Insurance. As of the Mortgage Loan origination date, and to the actual knowledge of the Seller, as of the Cut-off Date, all insurance coverage required under the related Mortgage Loan documents was in full force and effect. Each Mortgage Loan requires insurance in such amounts and covering such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, including requirements for
      (a) a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or
      (ii) the initial principal balance of the Mortgage Loan (or in the case of a Whole Loan, the outstanding principal balance of the Whole Loan), and in any event, the amount necessary to prevent operation of any co-insurance provisions, (b) except if such Mortgaged Property is operated as a mobile home park, business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property (or in the case of a Mortgaged Property without any elevator, 6 months),
      (c) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders and (d) if such Mortgage Loan is secured by a Mortgaged Property (other than a manufactured housing property) located in "seismic zones" 3 or 4 in California, Nevada, Idaho, Oregon, Washington or Arkansas, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, earthquake insurance. To the actual knowledge of the Seller, as of the Cut-off Date, all premiums due and payable through the Closing Date have been paid and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, the related Mortgage Loan documents require that any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurance policies each contain a standard mortgagee clause naming the Seller and its successors and assigns as loss payee or additional insured, as applicable, and each insurance policy provides that they are not terminable without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each Mortgage Loan (a) require that the Mortgagor maintain insurance as described above or permit the mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permit the mortgagee to purchase such insurance at the Mortgagor's expense if the Mortgagor fails to do so. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.

(14) No Material Default. Other than payments due but not yet 30 days or more delinquent, (i) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and (ii) to the Seller's actual knowledge, there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration (A) that specifically pertains to any matter otherwise covered in this Exhibit B (including any schedule or exhibit hereto), or (B) with respect to which: (1) the Seller has no actual knowledge and (2) written notice of the discovery thereof is not delivered to the Seller by the Trustee or the Master Servicer on or prior to the date occurring twelve (12) months after the Closing Date. The Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, unless a written waiver to that effect is contained in the related Mortgage File being delivered pursuant to the Pooling and Servicing Agreement, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File, no Person or party other than the holder of such Mortgage Note (or with respect to a Non-Serviced Trust Loan, the applicable servicer as permitted by the applicable Lead PSA) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

(15) Payment Record. As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

(16) Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(17)  Reserved.

(18) Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to Treasury Regulations Sections 1.860G-2(f)(2) or 1.860G 2(a)(3) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred. Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2). As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

(19) Environmental Conditions and Compliance. One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller or the Seller's affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow greater than or equal to 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) a responsible party, other than the Mortgagor, having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation,
      (iii) the Mortgagor has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and a qualified environmental consulting firm recommended no further investigation or remediation.

(20) Customary Mortgage Provisions. Each related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain customary and, subject to the limitations and exceptions set forth in paragraph (5) and applicable state law, enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(21) Bankruptcy. No Mortgagor is a debtor in, and no Mortgaged Property is the subject of, any state or federal bankruptcy or insolvency proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1) the Seller has no actual knowledge and (2) written notice of the discovery thereof is not delivered to the Seller by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date.

(22) Whole Loan; No Equity Participation, Contingent Interest or Negative Amortization. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan. None of the Mortgage Loans contain any equity participation, preferred equity component or shared appreciation feature by the mortgagee nor does any Mortgage Loan provide the mortgagee with any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

(23) Transfers and Subordinate Debt. Subject to certain exceptions which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each Mortgage Loan contains a "due on sale" or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and complying with the requirements of the related Mortgage Loan documents, (a) the related Mortgaged Property, or any controlling or majority equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents (iii) transfers of less than a controlling interest in a Mortgagor, or (iv) a substitution or release of collateral within the parameters of paragraph
      (26) below, or, (v) as set forth on Exhibit B-23-1 by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) debt in the ordinary course of business or (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit B-23-2. Except as related to (a)(i), (ii), (iii), (iv) or (v), above or b(i), (ii) or (iii) above, no Mortgage Loan may be assigned to another entity without the mortgagee's consent. The Mortgage or other Mortgage Loan document provides that to the extent any Rating Agency Fees are incurred in connection with the review and consent to any transfer or encumbrance the Mortgagor is responsible for such payment.

(24) Waivers and Modification. Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage. Exhibit B-24 identifies each Mortgage Loan as to which, since the latest date on which the final due diligence materials were delivered for such Mortgage Loan to CWCapital Asset Management LLC, there has been, given, made or consented to an alteration, modification or assumption of the terms of the related Mortgage Note, Mortgage(s) or any related loan agreement and/or lock-box agreement and/or as to which, since such date, there has been a waiver other than as related to routine operational matters or minor covenants.

(25) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate of the originator during the 12 month period prior to the related origination date.

(26) Releases of Mortgaged Property. (A) Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and (B) the terms of the related Mortgage Loan documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except (i) in consideration of payment in full (or in certain cases, the allocated loan amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price representing adequate consideration for such Mortgaged Property or the portion thereof to be released, or (v) as set forth on Exhibit B-26, in connection with the substitution of a replacement property in compliance with REMIC Provisions.

(27) Local Law Compliance. To the Seller's actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or other due diligence considered reasonable by prudent commercial mortgage lenders taking into account the location of the Mortgaged Property, as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by the Title Policy or a law and ordinance insurance policy or
      (ii) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.

(28) Improvements. To the Seller's actual knowledge based on the Title Policy or surveys obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the related Title Policy) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by the related Title Policy).

(29) Single Purpose Entity. With respect to each Mortgage Loan with a Cut-off Date Balance (A) in excess of $5,000,000 the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person; and (B) in excess of $20,000,000, the representation and warranty in (A) above is true and the related Mortgagor (or if the Mortgagor is a limited partnership or a multi-member limited liability company, the special purpose general partner or special purpose managing member, as applicable, of the related Mortgagor), has at least one independent director, and the related Mortgagor has delivered a non-consolidation opinion of counsel. For each Mortgage Loan for which the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, at the time of origination of the Mortgage Loan, to the Seller's actual knowledge, the Mortgagor was in compliance with such requirements.

(30) Advance of Funds. (A) After origination, the Seller has not, directly or indirectly, advanced any funds to the Mortgagor, other than pursuant to the related Mortgage Loan documents; and (B) to the Seller's actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note.

(31) Litigation or Other Proceedings. As of the date of origination and, to the Seller's actual knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor's ability to pay its obligations under the Mortgage Loan, (ii) the security intended to be provided by the Mortgage Loan documents or (iii) the current use of the Mortgaged Property.

(32) Trustee Under Deed of Trust. As of the date of origination, and, to the Seller's actual knowledge, as of the Cut-off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

(33) Usury. The Mortgage Loan and the interest contracted for (exclusive of any default interest, late charges, Yield Maintenance Charge or prepayment premiums) is a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(34) Other Collateral. Except with respect to the Companion Loan of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, to the Seller's knowledge, the related Mortgage Note is not secured by any collateral that secures a loan that is not a Mortgage Loan.

(35) Flood Insurance. If the improvements on the Mortgaged Property are located in a federally designated special flood hazard area, the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect.

(36) Escrow Deposits. All escrow deposits and payments required to be deposited with the Seller or its agent in accordance with the Mortgage Loan documents have been (or by the Closing Date will be) so deposited, are in the possession of or under the control of the Seller or its agent (or, with respect to a Non-Serviced Trust Loan, in the possession of or under the control of the Lead Trustee or its agent under the applicable Lead
      PSA), and there are no deficiencies in connection therewith.

(37) Licenses and Permits. To the Seller's actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial lending institutions considering the related geographic area and properties comparable to the related Mortgaged Property, (i) as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, (ii) as of the Cut-off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.

(38) Organization of Mortgagors; Affiliation with other Mortgagors. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(39) Fee Simple Interest. Except with respect to the Mortgage Loans listed on Exhibit B-39, the Mortgage Loan is secured in whole or in material part by the fee simple interest in the related Mortgaged Property.

(40) Recourse. Each Mortgage Loan is non-recourse to the related Mortgagor except that the Mortgagor and a natural person (or an entity with assets other than an interest in the Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or (iv) breach of the environmental covenants in the related Mortgage Loan documents.

(41) Access; Tax Parcels. Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities, water and sewer (or septic facilities) and (c) constitutes one or more separate tax parcels.

(42) Financial Statements. Each Mortgage requires the Mortgagor to provide the mortgagee with operating statements and rent rolls on an annual (or more frequent) basis or upon written request.

(43) Defeasance. If the Mortgage Loan is a Defeasance Loan, the Mortgage Loan documents (A) permit defeasance (1) no earlier than two years after the Closing Date, and (2) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note through the related maturity date (or first day of the open period) and the balloon payment that would be due on such date,
      (B) require the delivery of (or otherwise contain provisions pursuant to which the mortgagee can require delivery of) (i) an opinion to the effect that such mortgagee has a first priority perfected security interest in the defeasance collateral, (ii) an accountant's certification as to the adequacy of the defeasance collateral to make all payments required under the related Mortgage Loan through the related maturity date (or first day of the open period) and the balloon payment that would be due on such date, (iii) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (iv) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates and (C) contain provisions pursuant to which the mortgagee can require the Mortgagor to pay expenses associated with a defeasance (including rating agencies' fees, accountant's fees and attorneys' fees). Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.

(44) Authorization in Jurisdiction. To the extent required under applicable law and necessary for the enforcement of the Mortgage Loan, as of the date of origination and at all times it held the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

(45) Capital Contributions. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan documents.

(46) Subordinate Debt. Except with respect to the Companion Loan of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money junior to, of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date).

(47) Ground Lease Representations and Warranties. With respect to each Mortgage Loan secured by a leasehold interest (except with respect to any Mortgage Loan also secured by the corresponding fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

            (1) Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

            (2) Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the mortgagee and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

            (3) Subject to the limitations on enforceability set forth in Paragraph 5, such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

            (4) Such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (i) there is no material default, and (ii) to the actual knowledge of the Seller, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit B or in any of the exceptions to the representations and warranties in Schedule A hereto.

            (5) The Ground Lease or ancillary agreement between the lessor and the lessee (i) requires the lessor to give notice of any default by the lessee to the mortgagee and (ii) provides that no notice given is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in the ground lease or ancillary agreement.

            (6) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than the ground lessor's fee interest and Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject.

            (7) The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any curable default under such Ground Lease after receipt of notice of such default before the lessor thereunder may terminate such Ground Lease.

            (8) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the Stated Maturity Date or if such Mortgage Loan is fully amortizing, extends not less than 10 years after the amortization term for the Mortgage Loan.

            (9) Under the terms of the Ground Lease and the related Mortgage Loan documents (including, without limitation, any estoppel or consent letter received by the mortgagee from the lessor), taken together, any related insurance proceeds or condemnation award (other than de minimis amounts for minor casualties or in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

            (10) The Ground Lease does not restrict the use of the related Mortgaged Property by the lessee or its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.

            (11) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

            (12) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

                                 Exhibit B-23-1

               List of Mortgage Loans with Current Mezzanine Debt

       LOAN #        MORTGAGE LOAN
       ------        -------------
         1           One Beacon Street

                                 Exhibit B-23-2

         List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

                                      None

                                  Exhibit B-24

      List of Mortgage Loans with Post-Due Diligence Delivery Modifications

                                      None

                                  Exhibit B-26

                  List of Mortgage Loans with Permitted Release
          in Connection with the Substitution of a Replacement Property
          -------------------------------------------------------------

                                      None

                                  Exhibit B-39

                Mortgage Loans Secured By A Leasehold Interest In
           All Or A Material Portion Of The Related Mortgaged Property
           -----------------------------------------------------------

Loan No.    Mortgage Loan/ Mortgaged Property
--------    ---------------------------------
   5        Village of Merrick Park
  77        Village Square Retail Center
  88        The Grande 16
  91        Mission Valley Shopping Center
  144       Park West Office I
  151       Park West Office II

                                    EXHIBIT C

           EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Representation                           Description of Exception

(8)                         Loan No. 104 (LaCrosse Three Rivers Plaza). The City
Mortgage Lien               of LaCrosse has a lien on the Mortgaged Property to
                            secure Mortgagor's obligations to perform with respect to a tax incentive agreement and in accordance with the related Development Agreement.
                            Notwithstanding the subordination of the lien to the Mortgage, the City has reserved any rights to partially foreclose to the extent of its lien interest securing obligations to perform in lieu of tax payment.

(10)                        Loan No. 104 (LaCrosse Three Rivers Plaza). The City
Taxes and Assessments       of LaCrosse has a lien on the Mortgaged Property to
                            secure Mortgagor's obligations to perform with respect to a tax incentive agreement and in accordance with the related Development Agreement.
                            Notwithstanding subordination of the lien to the Mortgage, the City has reserved any rights to partially foreclose to the extent of its lien interest securing obligations to perform in lieu of tax payment.

(13)                        Loan No. 5 (Village of Merrick Park). Business
Insurance                   interruption insurance is required in an amount to
                            cover from the date of the casualty to the date of the Mortgaged Property is repaired, plus an extended period of indemnity for 60 days after completion of restoration.

                            Loan No. 146 (American Sale Building). The tenant, American Sales Corp., is obligated to carry and pay for insurance coverage and is entitled to collect on insurance proceeds.

(23)                        Loan No. 1 (One Beacon Street). The Mortgagor must
Transfers and               at all times be controlled and at least 50% owned by
Subordinate Debt            one or more Permitted Transferees. "Permitted
                            Transferee" shall mean (i) BCSP IV U.S. Investments,
                            L.P. (a Delaware limited partnership) so long as it is (directly or indirectly) controlled and at least
                            75% owned by the Fund, (ii) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or institution substantially similar to any of the foregoing, provided in each case that such institution has total assets (in name or under management) in excess of $1,500,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $750,000,000, in each case excluding the Property, and is regularly engaged in the business of owning and operating properties similar to the Property in major metropolitan areas, and/or (iii) any entity with respect to which Rating Agency Confirmation is received.

                            In addition, the related loan agreement contains a provision which allows the Mortgagor the right to transfer all of the loan collateral to certain single purpose entities which agree to assume the loan obligations and which is controlled and at least 50% owned by one or more Permitted Transferees.

                            Loan No. 5 (Village of Merrick Park). The Mortgagor must at all times be controlled and at least 40% owned by Qualified Equityholders, provided that a transfer of Mortgagor's equity interests to, a pledge of direct or indirect interests in and rights to distributions from, a Qualified Equityholders is permitted without Mortgagee consent or rating agency confirmation. "Qualified Equityholder" means: (i) GGP-TRS L.L.C.; (ii) General Growth Properties, Inc., GGP LP, the Rouse Company Operating Partnership, LP, GGP/Homart Inc., GGP/Homart II, LLC., GGP-TRS LLC., Price Development Company, LP, GGP Ivanhoe III, Inc., the Rouse Company, LP, GGPLP LLC and each of their affiliates (including successors-in-interest) provided each maintains a minimum undepreciated book value net worth of $200,000,000; and (iii) an institutional entity who, among other things, maintains a specified net worth.

                            In addition, the related loan agreement contains a provision which allows the Mortgagor the right to transfer all of the loan collateral to certain single purpose entities which agree to assume the loan obligations and which is controlled and at least 50% owned by one or more Qualified Equityholders.

                            Loan No. 5 (Village of Merrick Park). Future mezzanine debt is permitted, subject to, among other things, a maximum combined loan-to-value ratio of 75%, a minimum aggregate debt service coverage ratio greater than 1.20, and a debt service coverage ratio of 1.05x calculated with a constant of 9%.

                            Loan No. 7 (The Alhambra). The Mortgagor must at all times be controlled and at least 50% owned by Qualified Equityholders, provided that a transfer of equity interests in the Mortgagor to a Qualified Equityholder is permitted without Mortgagee consent or rating agency confirmation. "Qualified Equityholder" means: (i) RM Properties, LLC (or an Affiliate thereof which is under common Control therewith and that has substantially the same or greater net worth as TRC has on the date hereof), to the extent that it does not obtain a greater percentage of the direct or indirect equity interests in Mortgagor than RM Properties, LLC owns at closing, (ii) AIG Global Real Estate Investment Corp. ("AIGGRE") (or an investment fund sponsored by AIGGRE, provided, that: (1) the general partner or managing member of such fund shall be AIGGRE or a wholly owned subsidiary of AIGGRE and such general partner or managing member will exercise sole Control over such fund, (2) such fund shall have a net worth in excess of $100,000,000, inclusive of the value of any unfunded commitments to such Fund but exclusive of its interest in the Mortgaged Property, (3) Mortgagor shall give Lender notice of such transfer not less than ten days after the date such fund acquires its interest, and (4) AIGGRE, directly or indirectly, shall retain at least 10% of the equity interest in and rights to distributions from such fund), (iii) any other person with respect to which Rating Confirmation is received, or (iv) an institutional investor who, among other things, maintains a specified net worth.

                            In addition, the related loan agreement contains a provision which allows the Mortgagor the right to transfer all of the loan collateral to certain single purpose entities which agree to assume the loan obligations and which is controlled and at least 51% owned by one or more Qualified Equityholders.

                            Loan No. 10 (Fair Lakes Office Park). The Mortgagor must at all times be controlled and at least 50% owned by an entity controlled by Shorenstein Realty Investors Seven, LP, the sole member of the Mortgagor, provided that a transfer (but not a pledge or encumbrance) for a direct or indirect beneficial interest in Mortgagor or the Mortgaged Property to a "Permitted Transferee" will not require Mortgagee's consent or rating agency confirmation. "Permitted Transferee" means: (i) a pension fund, pension trust, pension account; (ii) a pension fund advisor who is acting on behalf of one or more pension funds that, in the aggregate, satisfies requirements of a corporation defined below; (iii) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) with a combined capital surplus of at least $5,000,000; (iv) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia), and (v) any person. Further provided that, immediately prior to a transfer, each Permitted Transferee will, (i) own directly or indirectly (in name or under management) total gross real estate assets of at least $1,000,000,000 and (ii) own or operate at least five
                            (5) CBD or suburban office towers totaling no less than 5,000,000 square feet (exclusive of the Mortgaged Property). For a Permitted Transferee who is an insurance company or a person, each will have a net worth, determined as of a date no more than six (6) months prior to the date of the transfer, not lower than $500,000,000 and $400,000,000, respectively.

                            Loan No. 10 (Fair Lakes Office Park). Future mezzanine debt is permitted, subject to, among other things, a maximum combined loan-to-value ratio of 70%, a minimum aggregate debt service coverage ratio greater than 1.20, and a maximum weighted loan constant of 8.5%.

                            Loan No. 17 (Seattle Trade Center). The Mortgagor must at all times be at least 50% owned by a Shorenstein controlled entity and such entity must remain responsible for asset and property management decisions.

                            In addition, transfers to Permitted Transferees are permitted with notice to, but without consent of, lender. "Permitted Transferee" means, any of the following entities (unless the entity is a disqualified transferee):(i) a pension fund, pension trust or pension account that immediately prior to such transfer (a) owns, directly or indirectly, total gross real estate assets of at least $500,000,000 and (b) owns or operates at least five
                            (5) CBD or suburban office properties totaling no less than 2,500,000 square feet (exclusive of the Mortgaged Property); (ii) a pension fund advisor who
                            (a) immediately prior to such transfer, controls, directly or indirectly, at least $500,000,000 of total gross real estate assets, (b) owns or operates at least five (5) CBD or suburban office properties totaling no less than 2,500,000 square feet (exclusive of the Mortgaged Property) and (c) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause
                            (i) of this definition; (iii) subject to lender approval, which will not be unreasonably withheld, delayed or conditioned, an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, determined as of a date no more than six (6) months prior to the date of the transfer of at least $250,000,000 and (b) which, immediately prior to such transfer, controls, directly or indirectly, total gross real estate assets of at least $500,000,000; (iv) subject to lender approval, which will not be unreasonably withheld, delayed or conditioned, a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $250,000,000 and (b) which, immediately prior to such transfer, controls, directly or indirectly, total gross real estate assets of at least $500,000,000; (v) any person who
                            (a) owns or operates at least five (5) CBD or suburban office properties totaling no less than 2,500,000 square feet (exclusive of the Mortgaged Property), (b) has a net worth, determined as of a date no more than six (6) months prior to the date of such transfer, of at least $200,000,000 and (c) immediately prior to such transfer, controls, directly or indirectly, total gross real estate assets of at least $500,000,000; or (vi) any person in which more than fifty percent (50%) of the ownership interests are owned directly or indirectly by any of the entities listed in subsections (iii) through (v) of this definition of "Permitted Transferee", or any combination of more than one such entity, and which is controlled directly or indirectly by such entity or entities.

                            Loan No. 17 (Seattle Trade Center). Future mezzanine debt is permitted, subject to, among other things, a maximum combined loan-to-value ratio of 70% and a minimum aggregate debt service coverage ratio greater than 1.20.

                            Loan No. 38 (Paradise Esplanade). Future mezzanine debt is permitted, subject to, among other things:
                            (i) a maximum mezzanine indebtedness on all outstanding mezzanine debt not greater than $1,468,750; (ii) the maximum combined loan-to-value not greater than 85% on all outstanding indebtedness; (iii) the actual minimum combined debt service coverage ratio is greater than 1.16 and a ratio greater than 1.10 on the outstanding principal of the Mortgage Loan; and (iv) all mezzanine debt proceeds are to be applied to tenant improvement or leasing commission expenses for new or existing leases.

                            Loan No. 40 (El Dorado Hills Town Center). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 80% and a minimum aggregate debt service coverage ratio of 1.15.

                            Loan No. 46 (Highridge Crossings). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 80% and a minimum aggregate debt service coverage ratio of 1.15.

                            Loan No. 48 (Greenlawn Phase I). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 85% and a minimum aggregate debt service coverage ratio of 1.10.

                            Loan No. 57 (Scottsdale Gateway II). Future mezzanine debt is permitted with a limited purpose to incur debt in connection to construction of a parking garage, subject to, among other things, a combined maximum loan-to-value ratio of 80% and a minimum aggregate debt service coverage ratio of 1.10.

                            Loan No. 66 (Decatur Crossing II). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 75% and a minimum aggregate debt service coverage ratio of 1.20.

                            Loan No. 75 (Pecos Legacy). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 80% and a minimum aggregate debt service coverage ratio of 1.15.

                            Loan No. 78 (Mercado at Scottsdale Ranch). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 85% and a minimum aggregate debt service coverage ratio of 1.10.

                            Loan No. 87 (Smithsonian Warehouse). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 80% and a minimum aggregate debt service coverage ratio of 1.15.

                            Loan No. 96 (Govalle). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 85% and a minimum aggregate debt service coverage ratio of 1.10.

                            Loan No. 122 (Jamestown Village Plaza). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 80% and a minimum aggregate debt service coverage ratio of 1.15.

                            Loan No. 123 (Shady Hollow Village I). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 85% and a minimum aggregate debt service coverage ratio of 1.10.

                            Loan No. 124 (Metcalf Building). Future mezzanine debt is permitted, subject to, among other things,
                            (i) a combined maximum loan-to-value ratio of 85%;
                            (ii) a minimum aggregate debt service coverage ratio of 1.10; and provided the mezzanine lender is either the Florida Choice Bank or other permitted institutional lenders.

                            Loan No. 131 (Battlefield Tech Center III) Parent of the borrower has pledged its equity interest in the borrower to secure a loan from Property Holdings LLC. According to the related Subordination and Standstill Agreement, the original principal balance of the mezzanine loan has been repaid in full, and the borrower is required to pay additional interest on the mezzanine loan in the amount of (i) 50% of excess cash flow from the Mortgaged Property, if any, due and payable within 30 days after the close of each calendar quarter and (ii) 50% of excess proceeds from the sale of the Mortgaged Property, if any, when received by the borrower.

                            Loan No. 151 (Park West Office II). Future mezzanine debt is permitted, subject to, among other things, a combined maximum loan-to-value ratio of 85% and a minimum aggregate debt service coverage ratio of 1.10.

(26)                        Loan No. 7 (The Alhambra). The Mortgagor has the
Releases of Mortgaged       right to partially release (A) a portion of the
Property                    Mortgaged Property for redevelopment by The Alhambra
                            Residential Community, LLC, upon satisfaction of certain conditions, including among others: (1) the lien-free completion of a certain west parking structure, east parking structure or other parking facilities not in existence on the origination date,
                            (2) certain minimum parking requirements for the new facilities and (3) the partial release would not increase the loan-to-value ratio of the Mortgaged
                            Property or reduce the revenues or the
                            debt-service-coverage ratio of the Mortgaged
                            Property; (B) a certain southwest parcel, upon satisfaction of certain conditions, including among others: (1) the partial release would not reduce available parking on the Mortgaged Property, (2) the partial release would not reduce the revenues or the debt-service-coverage ratio of the Mortgaged
                            Property and (3) a maximum loan-to-value ratio of 75%, after giving effect to the partial release; and
                            (C) a certain eastern parcel, upon satisfaction of certain conditions, including among others: (1) the partial release would not reduce available parking on the Mortgaged Property, (2) the partial release would not reduce the revenues or the debt-service-coverage ratio of the Mortgaged
                            Property and (3) the partial release would not increase the loan-to-value ratio of the Mortgaged
                            Property or reduce the revenues or the
                            debt-service-coverage ratio of the Mortgaged
                            Property.

                            Loan No. 10 (Fair Lakes Office Park). The Mortgagor has the right to partially release the Mortgaged Property to an Affiliate of Mortgagor for the development of additional buildings, upon satisfaction of certain conditions, including among others: (1) the partial release would not be a "significant modification" or cause the Mortgage Loan to cease to being a "qualified mortgage;" (2) the Assumed DSCR on the non-released parcel, immediately preceding the date of a partial release, does not fall below a minimum Assumed DSCR underwritten on the closing date provided that if the minimum Assumed DSCR is not met due to a proposed tenant relocation in connection to a partial release, then cash or cash equivalents may be deposited into the Low DSCR Reserve to satisfy the Assumed DSCR requirements; and (3) an Appraisal report 90 days prior to a partial release confirms a loan-to-value ratio on the non-released parcel that is not greater than the maximum loan-to-value ratio underwritten at closing.

                            Loan No. 17 (Seattle Trade Center). The Mortgagor has the right to release a condominium or similar interest comprised of all or a portion of the air rights above the parking garage in connection with a transfer to an affiliate of the Mortgagor for the development of a residential development in a manner that is compatible with the character, nature and quality of the Mortgaged Property, subject to the satisfaction of certain conditions including, among others: (i) no improved portion of the Mortgaged Property will be released, (ii) after giving effect to the release, the debt-service-coverage ratio does not decline and is not less than the debt-service-coverage ratio for the Mortgaged Property as of the date of origination and (iii) after giving effect to the release, the loan-to-value ratio is not greater than the loan-to-value ratio of the Mortgaged Property as of the date of origination.

                            Loan No. 51 (1301 Connecticut Avenue, NW). The Mortgagor has the right to partially release the Mortgaged Property upon the prepayment or defeasance of an amount equal to $2,000,000 (or $1,750,000 if certain leasing conditions are satisfied prior to 90 days of closing) and an additional yield maintenance premium if prepaid during the lockout period or an additional partial defeasance premium if prepaid thereafter.

                            Loan No. 91 (Mission Valley Shopping Center). The Mortgagor has to right to partially release a certain portion of the Mortgaged Property presently improved with a Blockbuster, through partial defeasance, subject to the satisfaction of certain conditions, including among others: (i) defeasance of the principal amount of the greater of (a) $1,100,000 or (b) an amount equal to 110% of the appraised value of the released parcel, (ii) the debt-service-coverage ratio for the remaining portion of the Mortgaged Property shall be equal to or greater than (a) 1.15x and (b) 0.90x utilizing a mortgage constant equal to 9.25% and (iii) the loan-to-value ratio for the remaining properties shall be equal to or less than 80%.

(27)                        Loan No. 35 (Copper Beech Townhomes-Missouri) The
Local Law Compliance        Mortgaged Property must designate nine (9)
                            additional parking spaces as complying with Americans with Disabilities Act requirements no later than 60 days post-loan closing.

(29)                        Loan No. 25 (Sherwood Regional Mall). The
Single Purpose Entity       requirement for an independent director and delivery
                            of a non-consolidation opinion were waived unless such opinion would be required by any Rating Agency in connection with a securitization or a property transfer.

                            Loan No. 35 (Copper Beech Townhomes-Missouri) and Loan No. (Copper Beech Townhomes-Michigan). The requirement for an independent director and delivery of a non-consolidation opinion were waived, unless required in connection with a securitization or a transfer.

                            Loan No. 37 (Mullins Crossing Shopping Center). The requirement for an independent director was waived.

                            Loan No. 38 (Paradise Esplanade). The requirement for an independent director and delivery of a non-consolidation opinion were waived.

                            Loan No. 40 (El Dorado Hills Town Center). The requirement for an independent director and the delivery of a non-consolidation opinion were waived, unless such opinion would be required by a Rating Agency in connection with a securitization or a property transfer.

(37)                        Loan No. 51 (1301 Connecticut Avenue). The Mortgaged
Licenses and Permits        Property is operating under a partial certificate of
                            occupancy. Losses suffered from the absence of a certificate of occupancy or any required permits is a non-recourse carve out event with springing recourse liability against the guarantor.

                            Loan No. 92 (Three Tower Bridge). Certificates of occupancy were not available due to damaged records. However, the Borough of Conshohocken, Pennsylvania confirms that the building is legally occupied, and the absence of certificates of occupancy is not considered to be a violation and will not give rise to any enforcement action. Law and Ordinance coverage is in place and required for the term of the loan.

                            Loan No. 135 (Southampton Shopping Center).
                            Certificates of occupancy could not be located for the Mortgaged Property. Losses resulting from the failure to obtain a certificate of occupancy constitutes a non-recourse carve out event with springing full recourse liability against the Mortgagor.

                            Loan No. 138 (South Jefferson Medical Arts
                            Building). The Mortgaged Property is operating under a partial certificate of occupancy. Losses suffered from the absence of a certificate of occupancy or any required permits is a non-recourse carve out event with springing recourse liability against the guarantor.

(38)                        Loan No. 10 (Fair Lakes Office Park) and Loan No. 17
Organization of             (Seattle Trade Center). The Mortgagors of these
Mortgagors; Affiliation     Mortgages have the same sponsor (Shorenstein Realty
with other Mortgagors       Investors Seven, LP.).

                            Loan No. 35 (Copper Beech Townhomes-Missouri), Loan No. 36 (Copper Beech Townhomes-Michigan) and Loan No. 80 (Copper Beech Townhomes-Indiana). The Mortgagors of these Mortgages have the same sponsor (John R. McWhirter).

                            Loan No. 39 (600 Jefferson Avenue) and Loan No. 84 (100 Seacaucus Road). The Mortgagors of these Mortgages have the same sponsor (Hartz Financial).

                            Loan No.48 (Greenlawn Phase I), Loan No. 78 (Mercado at Scottsdale Ranch), Loan No. 96 (Govalle), Loan No. 123 (Shady Hollow Village I) and. The Mortgagors of these Mortgages have the same sponsors (John
                            Rassier: all four Mortgages) (Mark Mariani:
                            Greenlawn Phase I, Govalle and Shady Hollow Village
                            I).

                            Loan No. 88 (The Grande 16), Loan No. 115 (Am Star
                            16) and Loan No. 133 (Arroyo Grande Stadium 10). The Mortgagors of these Mortgages have the same sponsor (EPT DownREIT, Inc.).

                            Loan No. 113 (East Windsor Medical Arts Building) and Loan No. 138 (South Jefferson Medical Arts Building). The Mortgagors of these Mortgages have the same sponsor (Barry Gordon).

                            Loan No. 144 (Park West Office I) and Loan No. 151 (Park West Office II). The Mortgagors of these Mortgages have the same sponsors (Judd Missner and Galen Missner).

(40)                        Loan No. 1 (One Beacon Street), Loan No. 5 (Village
Recourse of Merrick Park) and Loan No. 17 (Seattle Trade Center). The loan is recourse only to the Borrower.

                            Loan No. 10 (Fair Lakes Office Park Office). The Mortgagor (SRI Seven Fair Lakes LLC) is the guarantor and has limited non-recourse carve out and environmental liability.

                            Loan No. 37 (Mullins Crossing Shopping Center). The Mortgage Loan does not have a non-recourse carve out guarantor.

                            Loan No. 120 (Southshore Shops). The Mortgage Loan does not have a non-recourse carve out for environmental liability.

(46)                        Loan No. 5 (Village of Merrick Park). The Mortgage
Subordinate Debt            Loan is an A/B Loan and the related B Note is also
                            secured by the Mortgaged Property. The holder of the A Note and the B Note have entered into an intercreditor agreement that provides that the B note is subordinate.

                            Loan No. 77 (Village Square Retail Center). The Mortgage Loan is secured by a second lien Deed of Trust on the Mortgaged Property. The holder of the Mortgage and the holder of the second lien Deed of Trust have entered into a subordination and intercreditor agreement effective at the date of origination, subject to a covenant to deliver within sixty (60) days of origination. If the Mortgagor does not deliver a fully executed agreement, then the loan become full recourse to the Mortgagor.

                            Loan No. 114 (Lichtins Office). The Mortgage Loan is an A/B Loan and the related B Note is also secured by the Mortgaged Property. The holder of the A Note and the B Note have entered into an intercreditor agreement that provides that the B note is subordinate.

                            Loan No. 136 (Talmadge Town Center) The Mortgage Loan is an A/B Loan and the related B Note is also secured by the Mortgaged Property. The holder of the A Note and the B Note have entered into an intercreditor agreement that provides that the B note is subordinate.

                                    EXHIBIT D

                          FORM OF OFFICER'S CERTIFICATE

            Goldman Sachs Mortgage Company ("Seller") hereby certifies as follows:

            1. All of the representations and warranties (except as set forth on Schedule C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of October 1, 2006 (the "Agreement"), between GS Mortgage Securities Corporation II and Seller, are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

            2. The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default under the Agreement.

            3. Neither the Prospectus, dated October 6, 2006, as supplemented by the Prospectus Supplement, dated October 17, 2006 (collectively, the "Prospectus"), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C Class D, Class E and Class F Certificates nor the Offering Circular, dated October 17, 2006 (the "Offering Circular"), relating to the offering of the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates, in the case of the Prospectus and the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date of thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading.

            Capitalized terms used herein without definition have the meanings given them in the Agreement.

                  [SIGNATURE APPEARS ON THE FOLLOWING PAGE]

            Certified this ___ day of October, 2006.

                                       GOLDMAN SACHS MORTGAGE COMPANY



                                          By:  _______________________________
                                               Name:
                                               Title:

                                    EXHIBIT E

                              FORM OF LEGAL OPINION

            (a) The Seller is a [__], duly organized, validly existing and in good standing under the laws of the State of [__] with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations thereunder, and the Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase Agreement and the Indemnification Agreement (collectively, the "Operative Documents"), and has duly executed and delivered the Operative Documents, and has the power and authority to execute, deliver and perform under the Operative Documents and all the transactions contemplated thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement;

            (b) Assuming the due authorization, execution and delivery of each Operative Document by each party thereto other than the Seller, each Operative Document will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (c) The execution and delivery of each Operative Document by the Seller and the performance of its obligations thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller's organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

            (d) There is no action, suit, proceeding or investigation pending or, to the Seller's knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

            (e) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated thereby, other than those which have been obtained by the Seller;

            (g) To our knowledge, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus and Prospectus Supplement in relation to the sale of the Mortgage Loans, which causes us to believe that (i) the Prospectus, at the date thereof or at the date hereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission arises out of, or is based upon, information concerning the Mortgage Loans set forth in the Prospectus, or (ii) the Prospectus Supplement, at the date thereof or at the date hereof, contains an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission arises out of, or is based upon, information concerning the Mortgage Loans set forth in the Prospectus Supplement, it being understood that we express no view as to any information incorporated by reference in the Prospectus or Prospectus Supplement or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Prospectus or Prospectus Supplement.

            (h) We hereby advise you that, in the course of the representation referred to above and our examination of the time of sale information, considered in light of our understanding of applicable law and the experience we have gained through our practice, no facts came to our attention that cause us to believe that as of the time of sale, the time of sale information (taken as a whole) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view as to (1) any blanks or bracketed items in the time of sale information for pricing terms, (2) any information incorporated by reference in the time of sale information or (3) the adequacy or accuracy of
(i) any financial, numerical, statistical or computational information included in or omitted from the time of sale information or (ii) any information contained in or omitted from any computer disk, CD-ROM or other electronic media accompanying the time of sale information.

            (i) Insofar as it related to the Seller and the Mortgage Loans (including without limitations the related borrowers and mortgaged properties) being sold by the Seller, the Prospectus Supplement, as of its date (with the exception of any information incorporated by reference therein and any numerical, financial, statistical and computational information included therein, as to which we express no view), appeared on its face to be appropriately responsive in all material respects to the applicable requirements of Regulation AB under the Securities Act of 1933, as amended.